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                                                                     EXHIBIT 2.1












                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                               BANCORPSOUTH, INC.



                                       AND



                             ALABAMA BANCORP., INC.

                                  HIGHLAND BANK

                                       AND

                        FIRST COMMUNITY BANK OF THE SOUTH


                            Dated as of June 19, 1998

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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 19, 1998 ("Agreement"), among BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth"), and ALABAMA BANCORP., INC., a Delaware corporation (the "Company"), HIGHLAND BANK, an Alabama banking corporation ("Highland Bank"), and FIRST COMMUNITY BANK OF THE SOUTH, an Alabama banking corporation ("First Community Bank").


                                    RECITALS:

         WHEREAS, BancorpSouth is the sole shareholder of BancorpSouth Bank, a Mississippi banking corporation ("BancorpSouth Bank");

         WHEREAS, the Company is the majority shareholder of Highland Bank and First Community Bank;

         WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which (i) the Company will merge with and into BancorpSouth (the "Holding Company Merger"), (ii) Highland Bank will merge with and into BancorpSouth Bank (the "Highland Merger"), and (iii) First Community Bank will merge with and into BancorpSouth Bank (the "First Community Merger"), each subject to the terms and conditions set forth herein (collectively, the "Merger"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1.    The Merger.

         (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into BancorpSouth. BancorpSouth shall be the surviving corporation (the "Surviving Corporation") in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be "BancorpSouth, Inc." Upon consummation of the Holding Company Merger, the separate corporate existence of the Company shall terminate.

         (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the "MBA"), the Alabama Business Corporation Act (the "ABCA") and the Alabama Banking Code (the "ABC"), at the Effective Time, Highland Bank shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (the "Surviving Bank") in the Highland Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the Highland Merger, the separate corporate existence of Highland Bank shall terminate.

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          (c) Subject to the terms and conditions of this Agreement, in accordance with the MBA, the ABCA and the ABC, at the Effective Time, First Community Bank shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the Surviving Bank in the First Community Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the First Community Merger, the separate corporate existence of First Community Bank shall terminate.

1.2.    Effective Time.

        (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the "Company Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Delaware (the "Delaware Secretary") with respect to the Holding Company Merger.

        (b) The Highland Merger shall become effective as set forth in the articles of merger (the "Highland Articles of Merger") which shall be filed on the Closing Date with the Mississippi Department of Banking and Consumer Finance (the "Mississippi Department"), the Secretary of State of the State of Alabama (the "Alabama Secretary") and the Alabama Banking Department (the "Alabama Department") with respect to the Highland Merger.

        (c) The First Community Merger shall become effective as set forth in the articles of merger (the "First Community Articles of Merger", and together with the Company Articles of Merger and the Highland Articles of Merger, the "Articles of Merger") which shall be filed on the Closing Date with the Mississippi Department, the Alabama Secretary and the Alabama Department with respect to the First Community Merger.

        (d) The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3.    Effects of the Merger.

        (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 252 of the DGCL.

        (b) At and after the Effective Time, the Highland Merger shall have the effects set forth in Sections 10-2B-11.01 et seq. of the ABCA, Sections 5-7A-1 et seq. of the ABC and Sections 5-13B-20 et seq. of the ABC.

        (c) At and after the Effective Time, the First Community Merger shall have the effects set forth in Sections 10-2B-11.01 et seq. of the ABCA, Sections 5-7A-1 et seq. of the ABC and Sections 5-13B-20 et seq. of the ABC.

1.4.    Conversion of Company Common Stock.

         (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.25 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Dissenting Shares (as defined herein) and other than shares of Company Common Stock held directly or indirectly by BancorpSouth or the Company or any of their respective Subsidiaries (as defined below), except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of common stock, par value $2.50 per share, of BancorpSouth ("BancorpSouth Common Stock"), together with the number of BancorpSouth Rights (as defined in
Section 5.2 hereof)

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associated therewith, equal to the Company Exchange Ratio (as defined below);
provided, however, that (except as provided in the two following paragraphs) the Company Exchange Ratio shall not be less than 130.2642 nor greater than 176.2398 (such limitation, the "Company Collar Provision").

         In the event that, without giving effect to the limitations set forth in the Company Collar Provision, the computation of the Company Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 176.2398, then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date (as defined below), unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the Company Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the Company Exchange Ratio as so computed in accordance with this paragraph and (ii) not less than 176.2398.

         In the event that, without giving effect to the limitations set forth in the Company Collar Provision, the computation of the Company Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 130.2642, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company agrees with BancorpSouth to adjust the Company Exchange Ratio for purposes of this subsection (a) to an amount proposed by BancorpSouth that is (i) not less than the Company Exchange Ratio as so computed in accordance with this paragraph and (ii) not greater than 130.2642.

         For purposes of this Agreement:

                  (i) the "Company Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $3,304.50, divided by (y) the Average Closing Price (as defined below);

                  (ii) the "Average Closing Price" means the average of the daily last sale prices of BancorpSouth Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions tape (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 10 consecutive full trading days in which shares of BancorpSouth Common Stock are traded on the NYSE ending at the close of trading on the Determination Date; and

                  (iii) the "Determination Date" means the third business day prior to the meeting of the Company's shareholders held for the purpose of voting upon the approval and adoption of this Agreement (as contemplated in Section 7.3).

         (b) All of the shares of Company Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Company Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Company Certificate have been converted pursuant to this
Section 1.4 and Section 2.2(e) hereof. Company Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Company Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Company Exchange Ratio shall be adjusted accordingly.

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         (c) At the Effective Time, all shares of Company Common Stock that are owned directly or indirectly by BancorpSouth or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock that are (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties ("Trust Account Shares") or (ii) held by BancorpSouth or the Company or any of their respective Subsidiaries in respect of a debt previously contracted ("DPC Shares")) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

         (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 262 of the DGCL ("Company Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Company Dissenting Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Company Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in
Section 1.4(a) and Article II hereof.

1.5.    Conversion of Highland Common Stock.

         (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.06 per share, of Highland Bank (the "Highland Common Stock") issued and outstanding immediately prior to the Effective Time (other than Highland Dissenting Shares (as defined herein) and other than shares of Highland Common Stock held directly or indirectly by BancorpSouth, the Company or Highland Bank or any of their respective Subsidiaries, except for Trust Account Shares and DPC Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of BancorpSouth Common Stock, together with the number of BancorpSouth Rights associated therewith, equal to the Highland Exchange Ratio (as defined below); provided, however, that (except as provided in the two following paragraphs) the Highland Exchange Ratio shall not be less than 1.1445 nor greater than 1.5485 (such limitation, the "Highland Collar Provision").

         In the event that, without giving effect to the limitations set forth in the Highland Collar Provision, the computation of the Highland Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 1.5485 then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date, unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the Highland Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the Highland Exchange Ratio as so computed in accordance with this paragraph and (ii) not less than 1.5485.

         In the event that, without giving effect to the limitations set forth in the Highland Collar Provision, the computation of the Highland Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 1.1445, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company

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and Highland Bank agrees with BancorpSouth to adjust the Highland Exchange Ratio for purposes of this subsection (a) to an amount proposed by BancorpSouth that is (i) not less than the Highland Exchange Ratio as so computed in accordance with this paragraph and (ii) not greater than 1.1445.

         For purposes of this Agreement, the "Highland Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $29.0347, divided by (y) the Average Closing Price.

         (b) All of the shares of Highland Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Highland Certificate") previously representing any such shares of Highland Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Highland Common Stock represented by such Highland Certificate have been converted pursuant to this Section 1.5 and Section 2.2(e) hereof. Highland Certificates previously representing shares of Highland Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Highland Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Highland Exchange Ratio shall be adjusted accordingly.

         (c) At the Effective Time, all shares of Highland Common Stock that are owned directly or indirectly by BancorpSouth, the Company or Highland Bank or any of their respective Subsidiaries (other than shares of Highland Common Stock that are Trust Account Shares or DPC Shares) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by Highland Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

         (d) Notwithstanding anything in this Agreement to the contrary, shares of Highland Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Article 13 of the ABCA ("Highland Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Highland Dissenting Shares in accordance with the provisions of
Article 13 of the ABCA; provided, however, that (i) if any holder of Highland Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Article 13 of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Highland Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in
Section 1.5(a) and Article II hereof.

1.6.    Conversion of First Community Common Stock.

         (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $5.00 per share, of First Community Bank (the "First Community Common Stock") issued and outstanding immediately prior to the Effective Time (other than First Community Dissenting Shares (as defined herein) and other than shares of First Community Common Stock held directly or indirectly by BancorpSouth, the Company or First Community or any of their respective Subsidiaries, except for Trust Account Shares and DPC Shares) shall, by virtue of this Agreement

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and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of BancorpSouth Common Stock, together with the number of BancorpSouth Rights associated therewith, equal to the First Community Exchange Ratio (as defined below); provided, however, that (except as provided in the two following paragraphs) the First Community Exchange Ratio shall not be less than 8.3224 nor greater than 11.2597 (such limitation, the "First Community Collar Provision").

         In the event that, without giving effect to the limitations set forth in the First Community Collar Provision, the computation of the First Community Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 11.2597, then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date (as defined below), unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the First Community Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the First Community Exchange Ratio as so computed in accordance with this paragraph and
(ii) not less than 11.2597.

         In the event that, without giving effect to the limitations set forth in the First Community Collar Provision, the computation of the First Community Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 8.3224, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company and First Community Bank agrees with BancorpSouth to adjust the First Community Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not less than the First Community Exchange Ratio as so computed in accordance with this paragraph and (ii) not greater than 8.3224.

         For purposes of this Agreement, the "First Community Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $211.1193, divided by (y) the Average Closing Price.

         (b) All of the shares of First Community Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "First Community Certificate") previously representing any such shares of First Community Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of First Community Common Stock represented by such First Community Certificate have been converted pursuant to this Section 1.6 and Section 2.2(e) hereof. First Community Certificates previously representing shares of First Community Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such First Community Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the First Community Exchange Ratio shall be adjusted accordingly.

         (c) At the Effective Time, all shares of First Community Common Stock that are owned directly or indirectly by BancorpSouth, the Company or First Community Bank or any of their respective Subsidiaries (other than shares of First Community Common Stock that are Trust Account Shares or DPC Shares) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by First Community Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

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

         (d) Notwithstanding anything in this Agreement to the contrary, shares of First Community Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Article 13 of the ABCA ("First Community Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such First Community Dissenting Shares in accordance with the provisions of Article 13 of the ABCA; provided, however, that (i) if any holder of First Community Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Article 13 of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of First Community Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.6(a) and Article II hereof.

1.7. Stock Options. At the Effective Time, each outstanding Highland Option (as defined in Section 4.2) which is vested under the terms of such option and not exercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Highland Common Stock and shall be replaced by an option issued under the appropriate stock option plan of BancorpSouth, as follows:

                  (i) the number of shares of BancorpSouth Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Highland Common Stock subject to the original option, times (y) the Highland Exchange Ratio, provided that any fractional shares of BancorpSouth Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (ii) the exercise price per share of BancorpSouth Common Stock under the new option shall be equal to the result of (x) the exercise price per share of Highland Common Stock under the original option, divided by (y) the Highland Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The adjustment provided herein with respect to any options which are incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to Highland Bank shall be deemed to be references to BancorpSouth.

All other Highland Options shall be terminated and canceled as of the Effective Time. Prior to the Effective Time, BancorpSouth shall reserve for issuance the number of shares of BancorpSouth Common Stock necessary to satisfy BancorpSouth's obligations under this Section 1.7.

1.8. BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of BancorpSouth as contemplated by Sections 1.4, 1.5 and 1.6 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.9. Articles. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth (the "BancorpSouth Articles"), as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated

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

Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

1.10. Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the BancorpSouth Articles.

1.11. Directors and Officers. The directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Restated Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Restated Articles of Association and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

1.12. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined herein). BancorpSouth may terminate this Agreement if cash payments in respect of fractional shares or dissenter's rights exceed the amount permissible for the utilization of pooling of interests accounting treatment.

                                   ARTICLE II
                               EXCHANGE OF SHARES

2.1. BancorpSouth to Make Shares Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent") selected by BancorpSouth and reasonably satisfactory to the Company, for the benefit of the holders of Company Certificates, Highland Certificates and First Community Certificates (collectively, "Certificates"), for exchange in accordance with this Article II, certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Sections 1.4, 1.5 and 1.6 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock, Highland Common Stock and First Community Common Stock (collectively, "Acquiree Common Stock"), as applicable.

2.2.    Exchange of Shares.

         (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares into which the shares of Acquiree Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of BancorpSouth Common Stock to which such holder of Acquiree Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

         (b) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

         (c) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of (i) the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time, (ii) Highland Bank of the shares of Highland Common Stock which were issued and outstanding immediately prior to the Effective Time, or (ii) First Community Bank of the shares of First Community Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former stockholder of the Company, Highland Bank or First Community Bank, as applicable, who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) $21.5625, times (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof.

         (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company, Highland Bank or First Community Bank, as applicable, for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of the Company, Highland Bank or First Community Bank, as applicable, who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of Acquiree Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, the Company, Highland Bank, First Community Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Acquiree Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such reasonable amount as BancorpSouth may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

3.1 Disclosure Schedules. The parties acknowledge that as of the date of this Agreement, the Company has delivered those portions of the Company Disclosure Schedule specifically referred to herein, and the BancorpSouth has delivered those portions of the BancorpSouth Disclosure Schedule (together with the Company Disclosure Schedule, the "Disclosure Schedules") specifically referred to herein. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined herein) with respect to either the Company or BancorpSouth, respectively.

3.2.    Standards.

               (a) No representation or warranty of the Company contained in
Article IV or of BancorpSouth contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement as a consequence of the existence or absence of any fact, circumstance or event, unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with such representation or warranty contained in Article IV, in the case of the Company, or Article V, in the case of BancorpSouth, has had or could be reasonably expected to have a Material Adverse Effect with respect to (i) the Company or (ii) BancorpSouth, respectively.

         (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to (i) BancorpSouth or (ii) the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party or parties and their Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any action or omission of the Company or BancorpSouth or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (D) any expenses incurred by such party which such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Article III, the Company hereby represents and warrants to BancorpSouth as follows:

4.1.    Corporate Organization

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been made available to BancorpSouth, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (b) Highland Bank is an Alabama state bank duly organized, validly existing and in good standing under the laws of the State of Alabama. First Community Bank is an Alabama state bank duly organized, validly existing and in good standing under the laws of the State of Alabama. The deposit accounts of Highland Bank and of First Community Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Highland Bank, First Community Bank and each of the Company's other Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation, bylaws and similar governing documents of Highland Bank, First Community Bank and each other Subsidiary of the Company, copies of which have previously been made available to BancorpSouth, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (c) The minute books of the Company, Highland Bank, First Community Bank and each of their Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

4.2.    Capitalization.

         (a) The authorized capital stock of the Company consists of 40,000 shares of Company Common Stock. As of the date hereof, there are 20,799 shares of Company Common Stock outstanding and no shares of Company Common Stock held by the Company as treasury stock. There are no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 4,139 shares of Company Common Stock reserved for issuance upon exercise of the option (the "Option") to be issued to BancorpSouth pursuant to the Stock Option Agreement, to be entered into on the date hereof, between BancorpSouth and Company (the "Stock Option Agreement"). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

         (b) The authorized capital stock of Highland Bank consists of 3,000,000 shares of Highland Common Stock and 50 shares of preferred stock, $100 par value per share (the "Highland Preferred Stock"). As of the date hereof, there are 2,132,942 shares of Highland Common Stock outstanding, 28 shares of Highland Preferred Stock outstanding and no shares of Highland Common Stock or Highland Preferred Stock held by Highland Bank as treasury stock. There are no shares of Highland Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 90,000 shares of Highland Common Stock reserved for issuance pursuant to Highland Bank's stock option plans ("Highland Option Plan") under which options to acquire 24,000 shares of Highland Common Stock are outstanding as of the date hereof (the "Highland Options"). All of the issued and outstanding shares of Highland Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights, and have no personal liability attaching to the ownership thereof. Except for Highland Options outstanding under the Highland Option Plan, Highland Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Highland Common Stock or any other equity security of Highland Bank or any securities representing the right to purchase or otherwise receive any shares of Highland Common Stock or any other equity security of Highland Bank. Of the Highland Options, 21,500 are vested and exercisable and 2500 are not vested and not exercisable under the terms of such option, as of the date hereof. The names of the optionees, the date of each option to purchase Highland Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Highland Option Plan, if any, shall be set forth in Section 4.2(b) of the Company Disclosure Schedule.

         (c) The authorized capital stock of First Community Bank consists of 80,000 shares of First Community Common Stock. As of the date hereof, there are 71,385 shares of First Community Common Stock outstanding and no shares of First Community Common Stock held by First Community Bank as treasury stock. There are no shares of First Community Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of First Community Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights, and have no personal liability attaching to the ownership thereof. First Community Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Community Common Stock or any other equity security of First Community Bank or any securities representing the right to purchase or otherwise receive any shares of First Community Common Stock or any other equity security of First Community Bank.

         (d) Section 4.2(d) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company, Highland Bank and First Community Bank, respectively. Except for such Subsidiaries, the Company, Highland Bank and First Community Bank do not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

4.3.    Authority; No Violation.

         (a) Each of the Company, Highland Bank and First Community Bank has full corporate power and authority to execute and deliver this Agreement and, with respect to the Company, the Stock Option Agreement and, upon the receipt of shareholder approval of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, with respect to the Company, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the respective Boards of Directors of the Company, Highland Bank and First Community Bank. The respective Boards of Directors of the Company, Highland Bank and First Community Bank has directed that this Agreement and the transactions contemplated hereby be submitted to the respective shareholders of the Company, Highland Bank and First Community Bank for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company's, Highland Bank's and First Community Bank's shareholders, no other corporate proceedings on the part of the Company, Highland Bank and First Community Bank are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and, with respect to the Company, the Stock Option Agreement has been duly and validly executed and delivered by each of the Company, Highland Bank and First Community Bank and (assuming due authorization, execution and delivery by BancorpSouth) each of this Agreement and, with respect to the Company, the Stock Option Agreement constitutes a valid and binding obligation of each of the Company, Highland Bank and First Community Bank, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Neither the execution and delivery of this Agreement or, with respect to the Company, the Stock Option Agreement by any of the Company, Highland Bank or First Community Bank, nor the consummation by any of the Company, Highland Bank or First Community Bank, of the transactions contemplated hereby or thereby, nor compliance by any of the Company, Highland Bank or First Community Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, Highland Bank or First Community Bank or the articles of incorporation, bylaws or similar governing documents of any of their Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, Highland Bank, First Community Bank or any of their Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4.4.    Consents and Approvals.

         Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act, and with the FDIC under the Federal Deposit Insurance Act, as amended (the "FDIA"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of a proxy statement or statements in definitive form relating to the meetings of the Company's, Highland Bank's and First Community Bank's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (such proxy statement or statements, the "Proxy Statement") and the filing and declaration of effectiveness of a post-effective amendment to BancorpSouth Registration Statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement by the requisite vote of the shareholders of each of the Company, Highland Bank or First Community Bank, (e) the filing of the Articles of Merger with the Mississippi Secretary, the Delaware Secretary, the Alabama Secretary, the Mississippi Department and the Alabama Department, as applicable, and (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company, Highland Bank and First Community Bank of this Agreement and, with respect to the Company, the Stock Option Agreement and (2) the consummation by the Company, Highland Bank and First Community Bank of the Merger and the other transactions contemplated hereby and thereby.

4.5. Reports. The Company, Highland Bank, First Community Bank and each of their Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (v) any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company, Highland Bank, First Community Bank and their Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company, Highland Bank, First Community Bank or any of their Subsidiaries since December 31, 1995. Except as set forth in
Section 4.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, Highland Bank, First Community Bank or any of their Subsidiaries.

4.6. Financial Statements. The Company has previously made available to BancorpSouth copies of the consolidated statements of condition of the Company and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to the Company. The December 31, 1997 consolidated statement of condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.7. Broker's Fees. Except for Alex Sheshunoff & Co. Investment Banking, neither the Company, Highland Bank, First Community Bank nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement.

4.8.    Absence of Certain Changes or Events.

         (a) Since December 31, 1997, except as set forth in Section 4.8 of the Company Disclosure Schedule, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company, Highland Bank or First Community Bank and (ii) the Company, Highland Bank, First Community Bank and their Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

         (b) Neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has, except as set forth in Section 4.8 of the Company Disclosure Schedule, (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997 (which amounts have been previously disclosed to BancorpSouth), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

4.9.    Legal Proceedings.

        (a) Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company, Highland Bank, First Community Bank or any of their Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreement .

         (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, Highland Bank, First Community Bank or any of their Subsidiaries or the assets of the Company, Highland Bank, First Community Bank or any of their Subsidiaries.

4.10.   Taxes.

         (a) Each of the Company, Highland Bank, First Community Bank and their Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in
Section 4.10 of the Company Disclosure Schedule, as of the date hereof neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and as of the date hereof, with respect to each taxable period of the Company, Highland Bank, First Community Bank and their Subsidiaries, the federal and state income Tax Returns of the Company, Highland Bank, First Community Bank and their Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

         (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

4.11.   Employees.

         (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, Highland Bank, First Community Bank or any of their Subsidiaries or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliates"), for the benefit of any employee or former employee of the Company, Highland Bank, First Community Bank, any Subsidiary thereof or any ERISA Affiliate.

         (b) The Company has heretofore made available to BancorpSouth with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report, if any, for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

         (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither the Company, Highland Bank nor First Community Bank nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of the Company, no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to the Company, Highland Bank or First Community Bank of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

         (d) Except as set forth in Section 4.11(d) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or any other agreements entered into by any party hereto in connection with the execution hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under any Plan or otherwise,
(ii) increase any benefits payable under any Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

4.12. Company Information. The information relating to the Company, Highland Bank, First Community Bank and their Subsidiaries which is provided to BancorpSouth by the Company, Highland Bank and/or First Community Bank or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

4.13. Compliance with Applicable Law. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company, Highland Bank, First Community Bank and each of their Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company, Highland Bank, First Community Bank or any of their Subsidiaries, and neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has received notice, and the Company does not know, of any violations of any of the above.

4.14.   Certain Contracts.

         (a) Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, the Company, Highland Bank, First Community Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission ("SEC")) to be performed after the date of this Agreement,
(iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $50,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company, Highland Bank, First Community Bank or any of their Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a) is referred to herein as a "Company Contract". The Company has previously delivered or made available to BancorpSouth true and correct copies of each Company Contract.

         (b) (i) Each Company Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect, (ii) the Company, Highland Bank, First Community Bank and each of their Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract described in clause (iii) of Section 4.14(a), (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under any Company Contract described in clause (iii) of
Section 4.14(a), and (iv) no other party to any Company Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of the Company, in default in any respect thereunder.

4.15. Agreements with Regulatory Agencies. Except as set forth in Section 4.15 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company, Highland Bank, First Community Bank or any of their Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16. Business Combination Provision; Takeover Laws. Each of the Company, Highland Bank and First Community Bank has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Alabama and the State of Delaware.

4.17. Administration of Fiduciary Accounts. The Company, Highland Bank, First Community Bank and each of their Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

4.18.   Environmental Matters.

         (a) Except as set forth in Section 4.18 of the Company Disclosure Schedule, each of the Company, Highland Bank, First Community Bank and their Subsidiaries and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

         (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, Highland Bank, First Community Bank, any of their Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or
(ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company, Highland Bank, First Community Bank or any of their Subsidiaries, any Participation Facility or any Loan Property;

         (c) Except as set forth in Section 4.18 of the Company Disclosure Schedule, to the knowledge of the Company, during the period of (i) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' ownership or operation of any of their respective current or former properties,
(ii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' participation in the management of any Participation Facility, or
(iii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (i) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' participation in the management of any Participation Facility, or (iii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 4.18:
(i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which the Company, Highland Bank, First Community Bank or any of their Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which the Company, Highland Bank, First Community Bank or any of their Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

4.19. Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

4.20.   Loan Portfolio.

         (a) Except as set forth in Section 4.20 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of May 31, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision. Section 4.20 of the Company Disclosure Schedule sets forth all of the Loans in original principal amount in excess of $100,000 of the Company, Highland Bank, First Community Bank or any of their Subsidiaries that as of May 31, 1998, were classified as "Doubtful" or "Loss", or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder.

         (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.21. Property. Each of the Company, Highland Bank, First Community Bank and their Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder.

4.22. Accounting for the Merger; Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

         Subject to Article III, BancorpSouth hereby represents and warrants to the Company as follows:

5.1.    Corporate Organization.

         (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. BancorpSouth is duly registered as a bank holding company under the BHC Act. The BancorpSouth Articles and Bylaws of BancorpSouth, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of BancorpSouth's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association, bylaws and similar governing documents of the BancorpSouth Bank, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (c) The minute books of BancorpSouth and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1996 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

5.2.    Capitalization.

         (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of June 18, 1998, there were 44,792,042 shares of BancorpSouth Common Stock issued and outstanding, and 105,052 shares of BancorpSouth Common Stock were held in BancorpSouth's treasury. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except with respect to employee benefit plans, stock option plans, BancorpSouth's rights plan and that certain Agreement and Plan of Merger, dated as of May 2, 1998, between BancorpSouth and Merchants Capital Corporation and the transactions contemplated therein. All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above with respect to reserved shares and for the BancorpSouth's dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (b) Schedule 22 to BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997 sets forth a true and correct list of all of the BancorpSouth Subsidiaries as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of BancorpSouth has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

5.3.    Authority; No Violation.

         (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of BancorpSouth, and no other corporate proceedings on the part of BancorpSouth are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by BancorpSouth and (assuming due authorization, execution and delivery by the Company, Highland Bank and First Community Bank) each of this Agreement and the Stock Option Agreement constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby or thereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Articles or Bylaws of BancorpSouth, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained,
(A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BancorpSouth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the FDIC under the FDIA, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the filing of the Articles of Merger with the Mississippi Secretary, the Delaware Secretary, the Alabama Secretary, the Mississippi Department and the Alabama Department, as applicable, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement and (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by BancorpSouth of this Agreement and (2) the consummation by BancorpSouth of the Merger and the other transactions contemplated hereby.

5.5. Reports. BancorpSouth and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of BancorpSouth and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BancorpSouth, investigation into the business or operations of BancorpSouth or any of its Subsidiaries since December 31, 1996. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BancorpSouth or any of its Subsidiaries.

5.6. Financial Statements. BancorpSouth has previously made available to the Company copies of (i) the consolidated balance sheets of BancorpSouth and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, as reported in BancorpSouth's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to BancorpSouth, and (ii) the unaudited consolidated balance sheet of BancorpSouth and its Subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three months ended March 31, 1998, as reported in BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC under the Exchange Act. The December 31, 1997 consolidated balance sheet of BancorpSouth (including the related notes, where applicable) fairly presents the consolidated financial position of BancorpSouth and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of BancorpSouth and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

5.7. Broker's Fees. Neither BancorpSouth nor any Subsidiary of BancorpSouth, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement.

5.8. Absence of Certain Changes or Events. Except as may be disclosed in any BancorpSouth Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on BancorpSouth.

5.9.    Legal Proceedings.

          (a) Except as set forth in BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997 or as disclosed pursuant to Section 5.16 hereto, neither BancorpSouth nor any of its Subsidiaries is a party to any and there are no pending or, to BancorpSouth's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BancorpSouth or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreement.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon BancorpSouth, any of its Subsidiaries or the assets of BancorpSouth or any of its Subsidiaries.

5.10. Taxes. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, each of BancorpSouth and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of BancorpSouth (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, as of the date hereof, neither BancorpSouth nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and as of the date hereof, with respect to each taxable period of BancorpSouth and its Subsidiaries, the federal and state income Tax Returns of BancorpSouth and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

5.11.   Employees.

         (a) Section 5.11(a) of the BancorpSouth Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "BancorpSouth Plans") by BancorpSouth, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BancorpSouth ERISA Affiliate"), all of which together with BancorpSouth would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of BancorpSouth, any Subsidiary or any BancorpSouth ERISA Affiliate.

         (b) Each of the BancorpSouth Plans is in compliance with the applicable provisions of the Code and ERISA; each of the BancorpSouth Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the BancorpSouth, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no BancorpSouth Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither BancorpSouth nor any BancorpSouth ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of BancorpSouth no proceedings have been instituted to terminate any BancorpSouth Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in
Section 4043(c) of ERISA, has occurred with respect to any BancorpSouth Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to BancorpSouth of incurring a liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA; no BancorpSouth Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no BancorpSouth Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of BancorpSouth, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BancorpSouth Plans or any trusts related thereto.

5.12. SEC Reports. BancorpSouth has previously made available to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1996 by BancorpSouth with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (the "BancorpSouth Reports") and (b) communication mailed by BancorpSouth to its shareholders since December 31, 1996, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. BancorpSouth has timely filed all BancorpSouth Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BancorpSouth Reports complied with the published rules and regulations of the SEC with respect thereto.

5.13. BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company, Highland Bank, First Community Bank or any of their Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

5.14. Compliance with Applicable Law. BancorpSouth and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and other than matters addressed by
Section 5.16 have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BancorpSouth or any of its Subsidiaries, and neither BancorpSouth nor any of its Subsidiaries has received notice, and BancorpSouth does not know, of any violations of any of the above.

5.15. Ownership of Company Common Stock; Affiliates and Associates. As of the date hereof, neither BancorpSouth nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company, Highland Bank or First Community Bank (other than Trust Account Shares and DPC Shares).

5.16. Agreements with Regulatory Agencies. Except as disclosed to the Company orally or in writing, neither BancorpSouth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "BancorpSouth Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BancorpSouth or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any BancorpSouth Regulatory Agreement.

5.17.   Environmental Matters.

         (a) Each of BancorpSouth and its Subsidiaries and, to the knowledge of BancorpSouth, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

         (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of BancorpSouth, threatened, before any Governmental Entity or other forum in which BancorpSouth, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BancorpSouth or any of its Subsidiaries, any Participation Facility or any Loan Property;

         (c) To the knowledge of BancorpSouth during the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of BancorpSouth, prior to the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 5.17:
(i) "Loan Property" means any property in which BancorpSouth or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (ii)

         "Participation Facility" means any facility in which BancorpSouth or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

5.18. Approvals. As of the date of this Agreement, BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

5.19.   Loan Portfolio.

         (a) Except as set forth in Section 5.19 of the BancorpSouth Disclosure Schedule, neither BancorpSouth nor any of its Subsidiaries is a party to any written or oral Loan, other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of May 31, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision. Section 5.19 of the BancorpSouth Disclosure Schedule sets forth all Loans in original principal amounts in excess of $100,000 of BancorpSouth or any of its Subsidiaries that were as of May 31, 1998, classified as "Doubtful" or "Loss", or words of similar import.

         (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5.20. Property. Each of BancorpSouth and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, and which are reflected on the consolidated statement of financial condition of BancorpSouth as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which BancorpSouth or any Subsidiary of BancorpSouth, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither BancorpSouth nor any of its Subsidiaries nor, to the knowledge of BancorpSouth, any other party thereto is in default thereunder.

5.21. Accounting for the Merger; Reorganization. As of the date of this Agreement, BancorpSouth has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1. Covenants of the Company, Highland Bank and First Community Bank. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreement or with the prior written consent of BancorpSouth, the Company, Highland Bank, First Community Bank and their Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option

Agreement or as consented to in writing by BancorpSouth, the Company, Highland Bank or First Community Bank shall not, and shall not permit any of their Subsidiaries to:

         (a) declare or pay any dividends on, or make other distributions in respect of any of its capital stock during any period, at a rate that is inconsistent with its past practice or in excess of the rate of its most recent dividend or distribution prior to the date hereof;

         (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(b) hereof) any shares of the capital stock of the Company, Highland Bank, First Community Bank or any of their Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company, Highland Bank, First Community Bank or any of their Subsidiaries, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses
(ii) and (iii), for the issuance of Company Common Stock, Highland Common Stock or First Community Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to (A) employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms or (B) the Stock Option Agreement;

         (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

         (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal; provided, however, that the Company, Highland Bank and First Community Bank may communicate information about any such takeover proposal to its respective shareholders if, in the judgment of the Company's, Highland Bank's or First Community Bank's respective Boards of Directors, based upon the advice of outside counsel, such communication is required under applicable law, provided further, however, that the Company, Highland Bank and First Community Bank may, and may authorize and permit its officers, directors, employees or agents to, (i) provide or cause to be provided such information, and (ii) participate in such discussions or negotiations, if the respective Boards of Directors of the Company, Highland Bank or First Community Bank after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. The Company, Highland Bank and First Community Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than BancorpSouth with respect to any of the foregoing. The Company, Highland Bank and First Community Bank will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.1(d). The Company, Highland Bank and First Community Bank will notify BancorpSouth immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, Highland Bank or First Community Bank, as applicable, and the Company, Highland Bank and First Community Bank will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing including the material terms and conditions of such request or takeover proposal and the identity of the person or group making such request or proposal. The Company, Highland Bank and First Community Bank will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the

Company, Highland Bank, First Community Bank or any of their Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company, Highland Bank, First Community Bank or any of their Subsidiaries, other than the transactions contemplated or permitted by this Agreement or the Stock Option Agreement;

         (e) make any capital expenditures other than those which are set forth in Section 6.1 of the Company Disclosure Schedule or (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

         (f) enter into any new line of business other than the sale of annuities;

         (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, Highland Bank or First Community Bank, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

         (h) except as contemplated by Article III hereto, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

         (i) change its methods of accounting in effect December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

         (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code,
(i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company, Highland Bank, First Community Bank or any of their Subsidiaries and one or more of its current or former directors, officers or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

         (k) take or permit to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code;

         (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

         (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

         (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

         (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party or by which the Company, Highland Bank, First Community Bank or any of their Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which the Company, Highland Bank, First Community Bank or any of their affiliates is a party as of the date hereof;

         (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

         (q) enter into any Loans in an original principal amount in excess of $2,000,000; or

         (r) agree or commit to do any of the foregoing.

6.2. Covenants of BancorpSouth. Except as otherwise contemplated by this Agreement or consented to in writing by the Company, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

         (a) except as contemplated by Article III hereto, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

         (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

         (c) change its methods of accounting in effect at December 31, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth's independent auditors;

         (d) take or permit to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code; or

         (e) agree or commit to do any of the foregoing.

6.3. Conduct of BancorpSouth's Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of the Company, BancorpSouth shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1.    Regulatory Matters.

         (a) BancorpSouth and the Company, Highland Bank and First Community Bank shall promptly prepare and file with the SEC the Proxy Statement, and BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company, Highland Bank, First Community Bank and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company, Highland Bank and First Community Bank shall thereafter mail the Proxy Statement to its respective shareholders. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger). The Company and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) BancorpSouth and the Company, Highland Bank and First Community Bank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, the Company, Highland Bank, First Community Bank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (d) BancorpSouth and the Company, Highland Bank and First Community Bank shall promptly furnish each other with copies of written communications received by BancorpSouth or the Company, Highland Bank or First Community Bank, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

  7.2.  Access to Information.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. In addition, the Company, Highland Bank and First Community Bank shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of the Company, Highland Bank and First Community Bank during normal business hours and to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby). Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Such party shall identify the nature of the limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished to BancorpSouth pursuant to Section 7.2(a) shall be subject to, and BancorpSouth shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement dated June 11, 1998 (the "Confidentiality Agreement"), between BancorpSouth and the Company. Each of the Company, Highland Bank and First Community Bank shall have the same obligations to BancorpSouth under the Confidentiality Agreement with respect to information furnished to the Company pursuant to Section 7.2(a) as if the Company were the receiving party under such Confidentiality Agreement.

         (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible for the same.

7.3. Shareholder Meetings. Each of the Company, Highland Bank and First Community Bank shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Each of the Company, Highland Bank and First Community Bank will, through its respective Board of Directors, recommend to its respective shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

7.4. Legal Conditions to Merger. Each of BancorpSouth and the Company, Highland Bank and First Community Bank shall, and shall cause their Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, Highland Bank, First Community Bank or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.5. Affiliates. Each of BancorpSouth and the Company, Highland Bank and First Community Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto (in the case of affiliates of BancorpSouth) or Exhibit 7.5(b) hereto (in the case of affiliates of the Company, Highland Bank and First Community Bank).

7.6. Stock Exchange Listing. BancorpSouth shall use its reasonable best efforts to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

7.7.    Employee Benefit Plans; Existing Agreements; Stay Pay Program.

         (a) As of the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in BancorpSouth's employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of Company Employees in BancorpSouth's employee benefit plans may occur at different times with respect to different plans).

         (b) With respect to each BancorpSouth Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits or 401(k) eligibility), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with BancorpSouth; provided; however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

         (c) As of the Effective Time, BancorpSouth shall assume and honor and shall cause the appropriate Subsidiaries of BancorpSouth to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule.

         (d) BancorpSouth and the Company, Highland Bank and First Community Bank agree to cooperate and take all reasonable actions to effect the merger of any employee benefit plan that is intended to be qualified under Section 401(a) of the Code into the appropriate tax-qualified retirement plan of BancorpSouth after the Merger is completed, so that such plan merger satisfies the requirements of Section 414(l) of the Code; provided, however, that BancorpSouth shall not be obligated to effect such a merger of a plan unless such plan is fully funded under Section 412 of the Code and Section 302 of ERISA, to the extent applicable, and the merger would not jeopardize the tax-qualified status of any BancorpSouth Plan.

         (e) BancorpSouth and the Company, Highland Bank and First Community Bank shall cooperate in establishing a "stay pay" program for certain employees of the Company, Highland Bank and First Community Bank, whereby such employees would be paid up to three months of compensation as an incentive to remain in the employ of the Company, Highland Bank and First Community Bank, as applicable, during the period between the date hereof and the Closing. The parties hereto shall negotiate the specific terms and conditions of such "stay pay" program in good faith.

7.8.    Indemnification.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company, Highland Bank, First Community Bank or any of their Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that (i) he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BancorpSouth shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and upon such assumption BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof, provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.8 except to the extent such failure to notify materially prejudices BancorpSouth. BancorpSouth's obligations under this Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

         (b) BancorpSouth shall cause the persons serving as officers and directors of the Company, Highland Bank, First Community Bank and their Subsidiaries immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company, Highland Bank, First Community Bank and their Subsidiaries, as applicable (provided that BancorpSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall BancorpSouth be required to expend on an annual basis more than 125% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if BancorpSouth is unable to maintain or obtain the insurance called for by this
Section 7.8(b), BancorpSouth shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (c) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this section.

         (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving

Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

7.10 Coordination of Dividends. After the date of this Agreement each of BancorpSouth and the Company shall coordinate with the other the declaration of any dividends in respect of the Company Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Company Common Stock may (to the extent allowed by law and declared) receive one, but not more than one, dividend for any period with respect to their shares of Company Common Stock and any shares of BancorpSouth Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

7.11 Stock Option Agreement. Contemporaneously with the execution and delivery of this Agreement, the Company and BancorpSouth shall execute and deliver the Stock Option Agreement.

7.12 Highland Options. Each Highland Option that is outstanding but is not vested in accordance with its terms and has not been exercised immediately prior to the Effective Time shall terminate and be canceled as of the Effective Time.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the respective shareholders of the Company, Highland Bank and First Community Bank under applicable law.

         (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of the Company, Highland Bank and First Community Bank upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

         (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

         (f) Employment Agreement. Larry R. Mathews shall have entered into a written employment agreement with BancorpSouth Bank containing non-competition provisions satisfactory to BancorpSouth in its reasonable discretion, or the Employment Agreement, dated as of January 1,

1998, between the Company and Larry R. Mathews, shall have been duly amended by the parties thereto to delete the last sentence of Section 6(a) thereof.

         8.2. Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BancorpSouth shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

         (b) Performance of Obligations of the Company. Each of the Company, Highland Bank and First Community Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancorpSouth shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

         (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

         (d) Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth ("BancorpSouth's Counsel"), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

                  (i) No gain or loss will be recognized by BancorpSouth, the Company, Highland Bank or First Community Bank as a result of the Merger;

                  (ii) No gain or loss will be recognized by the shareholders of the Company, Highland Bank and First Community Bank who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

                  (iii) The aggregate tax basis of the BancorpSouth Common Stock received by shareholders who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Acquiree Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         In rendering such opinion, BancorpSouth's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, the Company and others, reasonably satisfactory in form and substance to such counsel.

         (e) Legal Opinion. BancorpSouth shall have received an opinion from the Company's Counsel (as defined below), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, relating to the enforceability of this Agreement and such other matters as BancorpSouth may reasonably request; provided, however, that as to matters of Mississippi law, the Company's Counsel may rely upon an opinion of Mississippi counsel addressed to it or may cause such opinion to be issued directly to BancorpSouth.

         (f) Pooling Treatment. KPMG Peat Marwick LLP, certified public accountants for BancorpSouth, and Ernst & Young LLP, certified public accountants for the Company, shall have each delivered a letter dated the Closing Date and addressed to BancorpSouth, to the effect that the Merger will qualify for pooling of interests accounting treatment under applicable accounting standards if consummated in accordance with this Agreement.

         (g) Shareholder Approval of Employment Agreement. Prior to the Effective Time, the shareholders of the Company shall have duly approved the Employment Agreement, dated as of January 1, 1998, between the Company and Larry
R. Mathews, such that the provisions of the Employment Agreement do not result in any "excess parachute payments," within the meaning of Section 280G of the Code, in accordance with Section 280G(b)(5) of the Code.

         (h) Transfer of Certain Shares. Prior to the Effective Time, the Company shall have conveyed for fair value all of its holdings of shares of capital stock of EBSCO Industries, Inc. and of Shrewsbury Bank to a person or entity that is not a Subsidiary of the Company.

         (i) Highland Preferred Stock. Highland Bank shall have redeemed all of the outstanding shares of Highland Preferred Stock at a redemption price per share not greater than the par value per share thereof.

8.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of BancorpSouth set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of BancorpSouth set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the principal financial officer of BancorpSouth to the foregoing effect.

         (b) Performance of Obligations of BancorpSouth. BancorpSouth shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the principal financial officer of BancorpSouth to such effect.

         (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

         (d) Tax Opinion. The Company shall have received an opinion from Bradley Arant Rose & White LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

                  (i) No gain or loss will be recognized by BancorpSouth, the Company, Highland Bank or First Community Bank as a result of the Merger;

                  (ii) No gain or loss will be recognized by the shareholders of the Company, Highland Bank and First Community Bank who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

                  (iii) The aggregate tax basis of the BancorpSouth Common Stock received by shareholders who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Acquiree Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, the Company and others, reasonably satisfactory in form and substance to such counsel.

         (e) Fairness Opinion. Prior to the mailing of the Proxy Statement, the Company shall have received an opinion from Alex Sheshunoff & Co. Investment Banking to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger is fair to the shareholders of the Company from a financial point of view.

         (f) Legal Opinion. The Company shall have received an opinion from BancorpSouth's Counsel, in form and substance reasonably satisfactory to the Company, dated the Effective Time, relating to the enforceability of this Agreement, the validity of the shares of BancorpSouth Common Stock to be issued in the Merger and such other matters as the Company may reasonably request; provided, however, that as to matters of Mississippi law, BancorpSouth's Counsel may rely upon an opinion of Mississippi counsel addressed to it or may cause such opinion to be issued directly to the Company.



                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the parties hereto:

         (a) by mutual consent of the Company and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) By either BancorpSouth or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental

Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

         (c) by either BancorpSouth or the Company if the Merger shall not have been consummated on or before January 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (d) by either BancorpSouth or the Company (provided that the Company may not terminate if it is in material breach of any of its obligations under
Section 7.3) if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

         (e) by either BancorpSouth or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if any of the representations or warranties set forth in this Agreement on the part of the other party shall be untrue or incorrect in any material respect, which is not cured within thirty days following written notice to the party making such representation, or which, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the representation or warranty, together with all other representations and warranties that are untrue or incorrect, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a representation or warranty by the Company) or Section 8.3(a) (in the case of a representation or warranty by BancorpSouth);

         (f) by either BancorpSouth or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

         (g) by the Board of Directors of BancorpSouth, if the Board of Directors of the Company, Highland Bank and First Community Bank shall have failed to recommend in the Proxy Statement that the Company's, Highland Bank's and First Community Bank's shareholders, as applicable, approve and adopt this Agreement, or shall have withdrawn, modified or changed in a manner adverse to BancorpSouth its approval or recommendation of this Agreement and the transactions contemplated hereby;

         (h) by either BancorpSouth or the Company as provided in Sections 1.4(a), 1.5(a) and 1.6(a) hereof.

9.2. Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, Highland Bank and First Community Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's, Highland Bank's and First Community Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's, Highland Bank's and First Community Bank's shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Central Standard Time) on the first day which is (a) the last business day of month and
(b) at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Stock Option Agreement which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to BancorpSouth, to:

                  BancorpSouth, Inc.
                  One Mississippi Plaza
                  Tupelo, Mississippi  38801
                  Attention: Aubrey B. Patterson
                  with a copy (which shall not constitute notice) to:

                  Waller Lansden Dortch & Davis,
                  A Professional Limited Liability Company
                  511 Union Street, Suite 2100
                  Nashville, Tennessee 37219
                  Attention: Ralph W. Davis, Esq.

                  and

         (b)      if to the Company, Highland Bank or First Community Bank, to:

                  Alabama Bancorp., Inc.
                  2211 Highland Avenue
                  Birmingham, Alabama  35255
                  Attention: Larry R. Mathews

                  with a copy (which shall not constitute notice) to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama  35203
                  Attention: Paul S. Ware, Esq.

10.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated in such specific provision. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 19, 1998.

10.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Stock Option Agreement.

10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to its principles of conflicts of laws.

10.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.11 Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither BancorpSouth nor the Company, Highland Bank or First Community Bank shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld.

10.12 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                         [Next page is signature page.]

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


         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               BANCORPSOUTH, INC.



                               By:    /s/ AUBREY B. PATTERSON
                                   --------------------------
                               Name:  Aubrey B. Patterson
                               Title: Chairman and Chief Executive Officer


                               ALABAMA BANCORP., INC.




                               By:    /s/  LARRY R. MATHEWS
                                   --------------------------
                               Name:  Larry R. Mathews
                               Title: President


                               HIGHLAND BANK




                               By:    /s/;  LARRY R. MATHEWS
                                   --------------------------
                               Name:  Larry R. Mathews
                               Title: President and Chief Executive Officer


                               FIRST COMMUNITY BANK OF THE SOUTH




                               By:    /s/  LARRY R. MATHEWS
                                   --------------------------
                               Name:  Larry R. Mathews
                               Title: Director


                                       42